Exhibit 5.2

[Weil, Gotshal & Manges LLP Letterhead]

sanofi-aventis

174 avenue de France

75013 Paris

France

March 28, 2011

Ladies and Gentlemen:

We have acted as special French counsel to sanofi-aventis, a société anonyme organized under the laws of the French Republic (the “Company”), in connection with the proposed issuance of Contingent Value Rights (“CVRs”) by the Company, pursuant to the terms and subject to the conditions of the Agreement and Plan of Merger, dated as of 16 February 2011 (the “Merger Agreement”) by and among the Company, GC Merger Corp., a Massachusetts corporation, and a wholly-owned subsidiary of the Company, and Genzyme Corp., a Massachusetts corporation (“Genzyme”). The CVRs will be issued by the Company under a Contingent Value Rights Agreement governed by the laws of the State of New York (the “CVR Agreement”) to be entered into by and between the Company and American Stock Transfer & Trust Company LLC (the “Trustee”). The Company has informed us that the CVRs are included in a Registration Statement on Form F-4, Registration N°333-172638 (the “Registration Statement”) filed with the Securities and Exchange Commission of the United States of America (the “Commission”), pursuant to the Securities Act of 1933 of the United States of America, as amended (the “Securities Act”). This opinion is an exhibit to the Registration Statement.

In so acting, we have solely examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

(A)	the Registration Statement;

(B)	a signed copy of the Merger Agreement subject to the laws of The Commonwealth of Massachusetts;

(C)	the form of the CVR Agreement to be entered into by the Company and the Trustee;

(D)	the articles of association (statuts) of the Company dated January 31, 2011;

(E)	a copy of the extract of information (extrait K-bis) from the registry of commerce and companies (Registre du commerce et des sociétés) of Paris with respect to the Company, and concerning in particular the existence and legal representation of the Company, dated as of February 20, 2011 and issued on February 22, 2011;

(F)	an original copy of an extract entitled “certificat négatif de redressement judiciaire – liquidation judiciaire et de procédure de sauvegarde” (certificate of solvency) from the Registre du commerce et des sociétés of Paris relating to the Company, dated as of March 22, 2011 and issued on March 23, 2011;

(G)	a certified copy of the resolutions of the Board of Directors of the Company (Conseil d’administration) relating to the transactions contemplated by the Merger Agreement and the CVR Agreement, dated as of 15 February, 2011;

(H)	a copy of an officer’s certificate executed by the Senior Vice President Legal Affairs and General Counsel of the Company dated March 28, 2011;

In rendering the opinions expressed below, we have assumed without any independent investigation or verification:

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the genuineness of all signatures, the legal capacity of natural persons, the authenticity and completeness of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, electronic, facsimile or photostatic copies, and the authenticity of the original of such copies;

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that all documents we have examined are true, correct, complete and up to date and have not been amended, rescinded or revoked in any manner whatsoever since their respective dates, are in full force and effect as at the date hereof;

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that the board of directors of the Company was duly convened and held, that the resolutions were duly passed at such meeting, and that the minutes of such meeting are a true record of the proceedings at such meetings;

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that the Company believes and has reasonable grounds for believing that the execution, delivery and performance of the Merger Agreement and the CVR Agreement by the Company and the issuance of the CVRs by the Company are in its corporate interest and do not exceed its financial capacity;

•	that the CVR Agreement will be signed in the form of the CVR Agreement we reviewed by the Directeur Général of the Company;

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that the execution and delivery by the Company of the Merger Agreement and the CVR Agreement, the issuance of the CVRs and the performance by the Company of its obligations thereunder, do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject, (ii) any law, rule or regulation to which the Company or any of its properties is subject (other than French law) (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority; and

•	that none of the opinions expressed below would be affected by any law or public policy of any jurisdiction other than France.

In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed. We express no opinion as to factual matters, or as to questions of law which can be decided only on the basis of matters of fact.

On the basis of the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

1.	The Company is a société anonyme duly established and existing under the laws of the French Republic and registered with the Registre du commerce et des Sociétés of Paris; the Company has power and authority to enter into the CVR Agreement and issue the CVRs;

2.	the execution, delivery and performance of the Merger Agreement have been duly authorized by the Company;

3.	the Company, acting through its Directeur Général, has been duly authorized by all necessary corporate actions on the part of the Company to execute, deliver and perform the CVR Agreement and to issue the CVRs (governed by the CVR Agreement) pursuant to the terms and subject to the conditions of the Merger Agreement.

Our opinions in the preceding paragraphs 1 to 3 are subject to the following qualification. As to factual matters not capable of being revealed by i) the articles of association (statuts) of the Company concerning the rules of governance of the Company, ii) the extrait K bis, concerning the legal existence and representation of the Company, and iii) the certificate of solvency (certificat négatif de redressement judiciaire – liquidation judiciaire et de procédure de sauvegarde) with respect to amicable settlement, mandat ad hoc, conciliation, judicial reorganization (redressement judiciaire or sauvegarde), voluntary liquidation, appointment of a bankruptcy administrator (administrateur judiciaire), or a liquidator, the winding-up (dissolution) of the Company, the termination of operations (cessation d’activité), we have relied on a copy of the certificate established by the Senior Vice President Legal Affairs and General Counsel of the Company dated as of the date hereof.

We are rendering this opinion in our capacity as a firm admitted to the Paris Bar pursuant to the provisions of the French law implementing Directive 98/5 CE. The opinions below are given solely on the basis of the laws of the French Republic as currently in effect and as interpreted by the Cour de Cassation and the Conseil d’Etat in their decisions reported at least thirty days prior to the date hereof. We do not purport to express any opinion herein concerning any other laws and we have made no investigation of any other laws which may be relevant to the Merger Agreement, the CVR Agreement and the CVRs or the opinions above (in particular we do not purport to pass on any matter governed by the laws of the State of New York, the laws of The Commonwealth of Massachusetts or the federal laws of the United States of America). Our opinion is given on the basis that it is governed by, and that it will be construed in accordance with, the laws of the French Republic.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to any and all references to our firm under the caption “Legal Matters” in the Prospectus/Offer to Exchange that is part of the Registration Statement. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

/s/ Weil, Gotshal & Manges
Weil, Gotshal & Manges

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